SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 20, 2006
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)
____________________
(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     Effective December 20, 2006, the Board of Directors of Leap Wireless International, Inc., or Leap, granted the following non-qualified stock options and restricted stock awards to Leap’s principal executive officer and certain other executive officers who were among Leap’s five most highly compensated executive officers in 2005.

		Non-Qualified Stock	Restricted Stock
Name	Title	Options	Award
S. Douglas Hutcheson	Pres. and Chief Executive Officer	116,000	12,500
Albin Moschner	EVP & Chief Marketing Officer	30,000	6,000
Glenn Umetsu	EVP & Chief Technical Officer	30,000	6,000
Leonard Stephens	SVP, Human Resources	14,000	3,000
     The Compensation Committee of the Board of Directors had previously recommended these grants to the Board of Directors. The grants were made pursuant to Leap’s 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan, or the 2004 Plan. Leap previously filed a Current Report on Form 8-K on January 6, 2005, describing the material terms of the 2004 Plan.
     Terms of Stock Options. The options have a ten-year term and an exercise price per share of $60.62, which was the fair market value per share of Leap’s common stock on the date of grant, as determined under the 2004 Plan. The options will vest and become exercisable in equal installments on each of the first four anniversaries of the grant date, subject to accelerated vesting as described below under “Change in Control Vesting Provisions.”
     Terms of Restricted Stock Awards. The restricted stock awards give each executive the right to purchase the number of shares of Leap’s common stock specified above at a purchase price per share of $0.0001, which is the par value of the common stock. The restricted stock awards will vest in full on the fourth anniversary of the date of the award, subject to accelerated vesting as described below under “Change in Control Vesting Provisions,” and are subject to repurchase by Leap at $0.0001 per share in the event that the executive ceases to be an employee, director or consultant of Leap or its subsidiaries prior to vesting.
     Change in Control Vesting Provisions. If a change in control (as defined in the 2004 Plan) occurs within 30 months of the grant date, 25% of the total number of shares of common stock subject to each award will vest 90 days after the change in control, and if a change in control occurs more than 30 months after the grant date, 50% of the total number of shares of common stock subject to each award will vest 90 days after the change in control. In addition, if a holder is terminated other than for “cause” or resigns for “good reason” (in each case as defined in the applicable award agreement) within 90 days prior to the change in control or within 12 months after the change in control, then the remaining unvested shares subject to each award will vest in full on the date of the holder’s termination of employment (or, if later, immediately prior to the occurrence of such change in control).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: December 27, 2006	By /s/ ROBERT J. IRVING, JR.
	Name:	Robert J. Irving, Jr.
	Title:	Senior Vice President and General Counsel